Exhibit 99.1

PRESS RELEASE

INNIO Group Reports Second Quarter 2026 Financial Results

INNIO Delivers Strong Performance with Record Equipment Order Intake as Demand for Reliable Power Accelerates

Second Quarter 2026 Financial Highlights

•	Equipment Order Intake: $2.3 billion in Q2 2026, up 316% year-over-year, with strong momentum across our data center, power solutions and compression business lines
•	Equipment Order Backlog: $6.6 billion, up 279% year-over-year to a record level, providing strong revenue visibility that INNIO believes will extend at least into 2030
•	Total Revenue: $937.7 million in Q2 2026, up 42% year-over-year
•	Equipment Revenue: $569.3 million, up 61% year-over-year in Q2 2026, driven by all three business lines, with particularly strong momentum from the data center business line
•	Services Revenue: $368.4 million in Q2 2026, up 21% year-over-year, underpinned by long-term service agreements
•	Net Loss: $(16.9) million in Q2 2026, mainly due to $81.2 million of one-off costs incurred for the initial public offering and public market readiness. Net Income in Q2 2025 was $62.4 million
•	Adjusted EBITDA[1]: $172.3 million in Q2 2026, up 20% year-over-year, reflecting continued profitable growth and balanced investment in manufacturing capacity ramp-up
•	Fiscal Year 2026 outlook: Total Revenue growth to $3.8 - $3.9 billion and Adjusted EBITDA[2] increase to $720 - $740 million

MUNICH, Germany, (July 28, 2026) — INNIO N.V. (Nasdaq: INIO), a leading global distributed energy solutions provider, today reported financial results for the second quarter ended June 30, 2026. This represents the Company’s first earnings announcement following its initial public offering which closed on June 5, 2026. INNIO delivered a quarter with profitable growth, driven by continued high demand. Equipment Order Intake reached a record level and has already exceeded the company’s full-year 2025 level, fueled by the buildout of AI infrastructure and the growing need for reliable, decentralized power across industries and geographies.

“Our results demonstrate the accelerating demand for reliable, flexible and efficient energy solutions. Our Equipment Order Backlog has reached a record of $6.6 billion, driven by all business lines. A highlight for the quarter was a landmark 1.1-gigawatt order for prime power for a data center operator, reflecting customers’ confidence in our technology, execution capabilities and ability to scale. As demand for decentralized power continues to grow, we are investing in a balanced expansion of capacity, positioning us to deliver sustainable growth and long-term value creation,” said Dr. Olaf Berlien, President and CEO of INNIO.

“Demand is accelerating across all of our business lines. We are delivering strong top-line growth in Equipment and Services as we execute on our Equipment Order Backlog. The success of our multi-year capacity expansion plan across the U.S. and Europe is already visible today as we continuously increase our output. Based on our strong first-half performance and confidence in the trajectory of the business we are initiating our outlook for the full year of 2026,” said Dr. Dennis Schulze, CFO of INNIO.

Outlook Fiscal Year 2026	Fiscal Year 2026 Outlook	Fiscal Year 2025
Total Revenue	$3.8 - $3.9 billion	$2.6 billion
Adjusted EBITDA[2]	$720 - $740 million	$549 million

1 For definitions, please refer to “Non-GAAP Financial Measures and Key Performance Indicators“ below. Please also refer to the tables under “Reconciliations of GAAP to Non-GAAP Financial Measures“ below.

2 A reconciliation of Adjusted EBITDA guidance to net income is not available on a forward-looking basis without unreasonable effort.

Company Updates

•

1.1 Gigawatt (GW) Gas Engine Order from a new customer for Major Data Center Campus, one of the largest in INNIO’s history, underscores growing demand for reliable and flexible on-site prime power solutions.

•	Multi-year strategic framework agreement with Rehlko, securing supply of approximately 1.25 GW of gas engine capacity over three years – expanding Rehlko’s existing 700-megawatt (MW) firm reservation.
•	Diversified customer base further strengthened by multiple orders across the data center, power solutions, and compression business lines.
•

INNIO and the Net Zero Innovation Hub for Data Centers completed an industry-first demonstration of 100% hydrogen backup power at the 3 MW scale. Technical experts from Microsoft, Google, and Data4 witnessed live testing to assess performance against operational data center requirements.

Group Results

($ in millions, other than percentages and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Metrics
Net Sales	937.7	659.5	1,606.5	1,153.5
Net Income (loss)	(16.9)	62.4	(25.9)	97.4
Net Income (loss) margin	(1.8)%	9.5%	(1.6)%	8.4%
Earnings Per Share (EPS)	(0.02)	0.08	(0.03)	0.13
NON-GAAP Metrics
Adjusted EBITDA[3]	172.3	144.1	294.8	258.1
Adjusted EBITDA margin[3]	18.4%	21.8%	18.4%	22.4%
Adjusted Net Income[4]	57.4	65.4	63.0	102.2
Diluted Adjusted EPS[4]	0.08	0.09	0.08	0.14
Key Performance Indicators
Equipment Order Intake[3]	2,290	550	3,908	1,203
Equipment Order Backlog[3]	6,576	1,735	6,576	1,735

INNIO delivered a strong second quarter, with broad-based momentum across all business lines. Total revenue was $937.7 million in Q2 2026, an increase of 42% year-over-year, while first-half revenue totaled $1.6 billion. Net loss for the second quarter was $(16.9) million, compared to a net income of $62.4 million in the second quarter 2025. Net-loss in Q2 2026 reflects, among other factors, one-off costs of $81.2 million for IPO and public market readiness. Net loss for the first-half 2026 was $(25.9) million, compared to a Net Income of $97.4 million in the first half 2025. Net loss margin in Q2 2026 was (1.8)% compared to Net Income margin of 9.5% in Q2 2025 and (1.6)% year-to-date compared to Net Income margin of 8.4% in the first half of 2025. Adjusted Net Income4 was $57.4 million in the second quarter of 2026, compared to $65.4 million in the prior-year period.

Adjusted EBITDA was $172.3 million in the quarter, increasing 20% year-over-year, and reached $294.8 million for the first six months of 2026. Adjusted EBITDA in the second quarter included, among other factors, significant investments in technology leadership and balanced capacity expansion in North America and Austria.

3 For definitions, please refer to “Non-GAAP Financial Measures and Key Performance Indicators“ below. Please also refer to the tables under “Reconciliations of GAAP to Non-GAAP Financial Measures“ below.

4 Adjusted Net Income includes the effect of unrealized foreign currency revaluation gains/losses from external and internal USD loans in EUR functional currency entities. For the three months ended June 30, 2026 and 2025, these amounted to a $(11.9) million loss and $13.8 million gain, respectively, or an unfavorable variance of $(25.7) million. For the six months ended June 30, 2026, and 2025, these amounted to a $(35.4) million loss and $22.0 million gain, respectively, or an unfavorable variance of $(57.4) million.

At the end of the second quarter, Equipment Order Backlog totaled $6.6 billion, driven by exceptional data center demand and strong growth in power generation and gas compression solutions. At the end of the first quarter 2026 Equipment Order Backlog was $4.9 billion, and $1.7 billion at the end of the second quarter of 2025. The increase in Equipment Order Backlog was driven, amongst other factors, by the landmark 1.1 GW prime power order from a developer and operator of data centers, follow-on orders from a hyperscaler and the multi-year strategic framework agreement with Rehlko.

Reporting Segments

Equipment

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Equipment
Revenue	569.3	354.1	891.8	564.3
Adjusted Segment EBITDA	78.6	66.1	101.5	94.3
Adjusted Segment EBITDA margin	13.8%	18.7%	11.4%	16.7%

INNIO’s Equipment segment delivered another quarter of exceptional growth. Q2 2026 Equipment Order Intake reached $2.3 billion, representing 316% growth year-over-year, driven by the landmark 1.1 GW prime power order, follow-on hyperscaler orders and continued strength across power solutions and compression markets.

First-half Equipment Order Intake reached $3.9 billion.

Disciplined execution of Equipment Order Backlog translated into Equipment Revenue of $569.3 million in Q2 2026 and $891.8 million in the first half. Adjusted Segment EBITDA was $78.6 million in Q2 2026 and $101.5 million year-to-date. Revenue and Adjusted EBITDA increased as a result of a strong conversion of the expanding Equipment Order Backlog, based on improvements in production and capacity expansion.

Services

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Services
Revenue	368.4	305.4	714.7	589.2
Adjusted Segment EBITDA	109.8	85.9	219.8	176.2
Adjusted Segment EBITDA margin	29.8%	28.1%	30.8%	29.9%

INNIO’s Services segment continued to generate strong recurring revenue growth. Services revenue reached $368.4 million in Q2 2026, an increase of 21% year-over-year, while first-half revenue totaled $714.7 million.

Adjusted Services Segment EBITDA reached $109.8 million in Q2 and $219.8 million in the first half, benefiting from strong customer demand for spare parts, remanufacturing and long-term service agreements.

The financial information presented in this release is unaudited. Additional information regarding INNIO’s second quarter 2026 results will be available in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which the Company expects to file with the U.S. Securities and Exchange Commission.

Conference Call Information

INNIO Group will host a conference call and webcast at 8:00 a.m. EDT on July 28, 2026, to discuss its second quarter 2026 results. The webcast will be available at http://investors.innio.com. A replay will be available for 365 days following the call.

About INNIO N.V.

INNIO N.V. (Nasdaq: INIO) is a global distributed energy solutions provider that delivers reliable, flexible, transient, decentralized, modular, and efficient power. With a track record of innovation, INNIO designs, manufactures, and services high-performance power systems under its Jenbacher and Waukesha brands. The company delivers power for applications including data centers, microgrids, grid stabilization, industrial energy, and gas compression.

INNIO has global coverage across approximately 100 countries as of December 31, 2025, supported by a resilient, high-margin services business that delivers long-term, recurring revenues across the full equipment lifecycle. As electricity demand accelerates—driven by AI, electrification, and grid constraints—INNIO enables scalable, behind-the-meter power generation with high efficiency, fast-start capability, strong transient performance, and fuel flexibility, including hydrogen-ready solutions. Headquartered in Munich, Germany, INNIO employs over 5,000 people worldwide and is committed to moving energy forward.

Contacts

Media Contact

Stefan Schmidt, INNIO

+43 664 80833 2626

stefan.schmidt@innio.com

Alexander Becker, INNIO

+43 664 80833 1998

alexander.becker@innio.com

Investor Relations

Timothy Furcillo, INNIO

+1 262 2690525

timothy.furcillo@innio.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, industry dynamics, business strategy and plans and our objectives for future operations are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “aim,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that are intended to identify forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties, changes in circumstances that are difficult to predict and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statement including, but not limited to: changes in macroeconomic and market conditions and market volatility, including risk of recession, inflation, supply chain constraints or disruptions, interest rates, the value of securities and other financial assets, oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our business operations, financial results and financial position; global economic trends, competition and geopolitical risks, including impacts from the ongoing geopolitical conflicts (such as the Iran conflict, Russia-Ukraine conflict, ongoing tensions between the United States and China and China and Taiwan), demand or supply shocks from events such as a major terrorist attack, natural disasters or actual or threatened public health pandemics or other emergencies, or an escalation of sanctions, tariffs or other trade tensions, and related impacts on our supply chains and strategies; our ability to successfully execute our business and growth strategy; our future financial performance, including our expectations regarding the performance of our Services segment, our revenue, operating expenses and ability to remain profitable; economic and industry trends, projected growth, or trend analysis, particularly as it relates to AI; our ability to develop and introduce new technologies to meet market demand and evolving customer needs, which depends on many factors, including the ability to obtain any required permits, licenses, and registrations; our ability to attract and retain highly qualified personnel; our expectations concerning relationships with our channel partners and distribution network; our ability to manage and predict our backlog; actual or perceived quality issues or safety failures related to our complex and specialized products, solutions and services; significant disruptions in our supply chain, including the high cost or unavailability of raw materials, components, and products essential to our business, and significant disruptions to our manufacturing and production facilities and distribution networks; our ability to obtain, maintain, protect, and effectively enforce our intellectual property rights; our capital allocation plans, including the timing and amount of dividends; shifts in market and other dynamics related to electrification, decarbonization or sustainability; the amount and timing of our cash flows and earnings, which may be impacted by macroeconomic, customer, supplier, competitive, contractual and other dynamics and conditions; actions by our joint venture arrangements and similar collaborations with third parties for certain projects that result in additional costs and obligations; any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy and energy transition innovation and technology; our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the United States and internationally and changes in law, regulation or policy that may affect our businesses; our ability to maintain the security and availability of our platform and protect against data breaches and other security incidents; our ability and challenges to our operations as a public company, including the increased expenses associated with being a public company, or achieve some or all of the benefits we expect to achieve; the risk of significant volatility in our share price; our ability to retain tax residency in Germany; our ability to remediate the material weaknesses we identified in our internal control over financial reporting or prevent material weaknesses in the future; and other statements regarding our future operations, financial condition, and prospects and business strategies. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements. For additional information on other potential risks and uncertainties that could cause actual results to differ from expected results, please refer to our filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions of $, except share and per share amounts)	2026	2025	2026	2025
Sales of equipment and products	$569.3	$354.1	$891.8	$564.3
Sales of services	368.4	305.4	714.7	589.2

Net sales	937.7	659.5	1,606.5	1,153.5
Cost of equipment and products sold	421.6	251.0	662.5	397.5
Cost of services sold	208.2	180.1	402.3	338.2

Gross profit	307.9	228.4	541.7	417.8
Selling, general, and administrative expenses	232.2	101.4	375.2	198.4
Research and development expenses	31.9	27.2	60.8	46.4
Other operating (income) expense - net	(1.3)	(1.3)	(2.5)	(3.1)

Operating income	45.1	101.1	108.2	176.1
Interest expense and related financing costs - net	52.9	21.5	123.7	50.1
Other (income) expense - net	(3.7)	(0.9)	(6.9)	(1.5)

Income (loss) before income taxes	(4.1)	80.5	(8.6)	127.5
Income tax expense	12.8	18.1	17.3	30.1

Net income (loss)	(16.9)	62.4	(25.9)	97.4

Net income (loss) attributable to non- controlling interests	(1.6)	(0.1)	(3.4)	(0.1)

Net income (loss) attributable to INNIO N.V. shareholders	$(15.3)	$62.5	$(22.5)	$97.5

Earnings (loss) per share attributable to INNIO N.V.:
Basic	(0.02)	0.08	(0.03)	0.13
Diluted	(0.02)	0.08	(0.03)	0.13
Weighted-average number of shares outstanding:
Basic	750,000,000	750,000,000	750,000,000	750,000,000

Diluted	750,000,000	750,000,000	750,000,000	750,000,000

Consolidated Statements of Comprehensive Income / (Loss)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions of $)	2026	2025	2026	2025
Net income (loss)	$(16.9)	$62.4	$(25.9)	$97.4
Other comprehensive income (loss), net of taxes:
Defined benefit plans	0.4	0.7	(1.0)	0.6
Currency translation adjustments	7.6	26.3	15.7	37.6
Cash flow hedges	(9.2)	(5.6)	(9.5)	(7.5)
Total other comprehensive income (loss), net of taxes	(1.2)	21.4	5.2	30.7

Comprehensive income (loss)	(18.1)	83.8	(20.7)	128.1
Less: comprehensive income (loss) attributable to the noncontrolling interests	(1.8)	(0.1)	(3.7)	(0.1)

Comprehensive income (loss) attributable to INNIO N.V. shareholders	$(16.3)	$83.9	$(17.0)	$128.2

Consolidated Statements of Financial Position

(Unaudited)

(in millions of $, except share data)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,039.9	$689.5
Accounts receivable - net	234.2	204.4
Inventories	958.1	601.2
Prepaid expenses	175.2	117.9
Other current assets	207.9	180.8

Total current assets	2,615.3	1,793.8
Property, plant, and equipment - net	599.1	540.4
Goodwill	1,648.8	1,686.6
Intangible assets - net	719.7	777.3
Other non-current assets	141.1	104.4

Total assets	$5,724.0	$4,902.5

Liabilities
Current liabilities
Accounts payable	$466.7	$273.3
Contract liabilities	970.1	546.2
Accrued liabilities	235.4	186.1
Obligations under supplier finance programs	181.2	157.0
Obligations related to factoring arrangements	43.0	59.5
Other current liabilities	194.5	153.7

Total current liabilities	2,090.9	1,375.8
Long-term debt - net	2,607.1	2,647.4
Contract liabilities	426.8	269.9
Deferred taxes	204.3	214.6
Other non-current liabilities	175.8	166.7

Total liabilities	5,504.9	4,674.4
Commitments and guarantees
Shareholders’ equity
Common stock, €0.04 nominal value; 750,000,000 shares issued and outstanding	34.9	34.9
Additional paid-in capital	111.6	103.2
Retained earnings	77.8	100.3
Accumulated other comprehensive loss	(15.1)	(20.6)

Total INNIO N.V. shareholders’ equity	209.2	217.8
Non-controlling interests	9.9	10.3

Total shareholders’ equity	219.1	228.1

Total liabilities and shareholders’ equity	$5,724.0	$4,902.5

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in millions of $)	2026	2025
Net income (loss)	$(25.9)	$97.4
Adjustments to reconcile net income to cash from operating activities
Depreciation of property, plant, and equipment	33.6	26.7
Amortization of intangible assets	44.7	45.4
Accrued long-term incentive plan compensation	61.5	—
Foreign currency losses (gains)	33.7	(11.7)
Amortization of operating lease right-of-use assets	11.4	8.1
Other non-cash expense (income)	32.0	11.8
Changes in assets and liabilities
Accounts receivable	(33.7)	20.2
Inventories	(379.7)	(144.6)
Prepaid expenses	(58.8)	(4.1)
Accounts payable	205.3	19.3
Contract liabilities	594.5	100.5
Accrued liabilities	(7.3)	(38.1)
All other assets and liabilities	(67.7)	(40.3)

Net cash provided by operating activities	443.6	90.6
Additions to property, plant, and equipment	(94.1)	(39.4)
Additions to intangible assets	(7.5)	(8.8)
All other investing activities	0.3	2.3

Net cash used for investing activities	(101.3)	(45.9)
Repayment of loans and borrowings	(3.8)	(3.0)
Proceeds / (payments) from supplier finance programs, net	29.2	52.4
Payments for obligations from finance lease and sale-and-leaseback transactions	(1.7)	(2.2)
Proceeds from contribution from non controlling interest	3.3	—
Transaction costs related to new loans and refinancing of existing loans	(6.6)	—
All other financing activities	(2.9)	(1.9)

Net cash provided by financing activities	17.5	45.3
Effect of currency exchange rate changes on cash and cash equivalents	(9.4)	16.9

Increase in cash and cash equivalents	350.4	106.8
Cash and cash equivalents at the beginning of the period	689.5	378.5

Cash and cash equivalents at the end of the period	$1,039.9	$485.3

Supplemental disclosure of cash flows information
Cash paid during the period for interest	(91.9)	(73.2)

Non-GAAP Financial Measures and Key Performance Indicators

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. We believe that certain non-GAAP financial measures provide our investors with additional useful information in evaluating our performance. We believe that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income creates useful, supplemental measures that may assist our investors in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

We define Adjusted EBITDA as net income as adjusted for (i) income tax expense, (ii) interest and other financial charges – net, (iii) other non–operating (income)/expense – net, (iv) depreciation and amortization, (v) other non–cash items, (vi) public market readiness costs, (vii) transformation costs, (viii) transaction costs, (ix) acquisition and divestment related gains and losses and (x) share-based compensation. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Cash Conversion as Adjusted EBITDA less capital expenditures, divided by Adjusted EBITDA. Capital expenditures are the sum of the additions to property, plant and equipment and additions to intangible assets over a given period. Cash Conversion is a supplemental non-GAAP financial measure used by our management to evaluate the proportion of Adjusted EBITDA retained after capital expenditures in a given period and to assess capital intensity relative to operating performance and is reviewed by management as part of regular operating and financial performance reviews. Accordingly, we believe this measure provides useful information to investors in understanding and evaluating our operating results in the same manner as our management.

We define adjusted net income (“Adjusted Net Income”) as net income (loss) as adjusted for (i) management adjustments comprising (a) IPO and public market readiness costs, (b) transformation costs, (c) transaction costs, (d) acquisition and divestment related gains and losses and (e) share-based compensation expense and (ii) adjusted tax effects from management adjustments. We define adjusted earnings per share (“Diluted Adjusted EPS”) as Adjusted Net Income divided by the weighted -average number of common shares issued and outstanding and the dilutive effect computed under the treasury stock method of potential common shares issued (RSUs awarded). Diluted Adjusted EPS, derived from Adjusted Net Income is a non-GAAP financial measure used by our management to provide additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in the Company’s historical operating results. Accordingly, we believe these measures provide useful information to investors in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA and Adjusted EBITDA Margin should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are several limitations related to the use of Adjusted EBITDA and Adjusted EBITDA Margin as compared to the closest comparable GAAP measure. Some of these limitations are that this measure excludes:

•

depreciation and amortization, a non-cash expense, where the assets being depreciated and amortized may have to be replaced in the future, and this measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	interest and other financial charges - net, or the cash requirements necessary to service interest or principal payments on our indebtedness, which reduces cash available to us;

•	provision for income taxes, which may represent a reduction in cash available to us; and

•	other income for certain non-cash items that are not reflective of our ongoing operational results

Accordingly, prospective investors should not place undue reliance on Adjusted EBITDA and Adjusted EBITDA Margin.

Diluted Adjusted EPS should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP such as GAAP diluted earnings per share (“Diluted EPS”). We have provided Diluted Adjusted EPS, as supplemental information and in addition to Diluted EPS which is calculated and presented in accordance with GAAP. Diluted Adjusted EPS is presented because management has evaluated the Company’s financial results both including and excluding the adjusted items and believes that Diluted Adjusted EPS provides additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in the Company’s historical operating results.

Key Performance Indicators

Equipment Order Backlog is defined as Equipment Order Intake that has not yet been fulfilled towards the customer. Equipment Order Backlog is measured as of the end of a given period.

Equipment Order Intake is defined as the booking of a new sales order for the Equipment segment within a given period when specific criteria are met, including a signed contract, defined scope, fixed price, delivery schedule, and fully defined terms and conditions. The order must have a low probability of cancellation, all necessary approvals and risk reviews completed, and any required down payment (if any) received. Equipment Order Intake is measured over a given period.

Reconciliations of GAAP to Non-GAAP Financial Measures

The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin from the most directly comparable GAAP metric, net income, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, other than percentages)	2026	2025	2026	2025
Net income (loss)	(16.9)	62.4	(25.9)	97.4
Income tax expense	12.8	18.1	17.3	30.1
Interest expense and related financing costs - net	52.9	21.5	123.7	50.1
Other (income) expense - net	(3.7)	(0.9)	(6.9)	(1.5)
Depreciation and amortization	40.1	37.0	78.3	72.1
Other non-cash items (a)	2.0	2.1	5.5	3.7
IPO and Public market readiness costs (b)	81.2	0.1	91.1	0.1
Transformation costs (c)	1.8	3.1	5.3	5.7
Transaction costs (d)	0.5	—	4.6	—
Acquisition and divestment related gains (losses) - net (e)	0.5	0.7	0.7	0.4
Share-based compensation (f)	1.1	—	1.1	—

Adjusted EBITDA	172.3	144.1	294.8	258.1
Adjusted EBITDA Margin	18.4%	21.8%	18.4%	22.4%

(a) Other non–cash items include amortization expenses of capitalized costs to obtain contracts.

(b) IPO and Public market readiness costs include costs that the Company incurs to implement financial statements in US GAAP, including: implementing SOX-compliant internal controls, improving processes and organization required for public US markets, bonuses linked to successful public offering including long-term incentive plans, and legal and advisory fees related to INNIO’s IPO. During the six months ended June 30, 2026, the Company incurred the following costs:

•	Long-term incentive program 2023 $61.5 million

•	Costs related to financial statements in US GAAP $20.8 million

•	Advisory fees $4.1 million

•	Others $3.7 million

•	Legal fees $1.0 million

(c) Transformation costs include costs in a given year incurred in relation to significant operational change initiatives and the ramp up of supply chain capacity. This includes the ramp up of our business transformation efforts to support our capacity expansion initiatives to strengthen internal manufacturing and supply chain foundations, supported by dedicated third–party expertise to accelerate the capacity uplift. Costs also include those associated with streamlining management structures, processes and operational performance.

(d) Transaction costs include legal and professional fees related to our legal reorganization, as described in “—Organizational History,” and adapting INNIO’s financing structure.

(e) Acquisition and divestment related gains and losses incurred in connection with planned and completed acquisitions, including legal and professional fees. Contingent consideration arrangements (earn–outs) relate to specific acquisitions.

(f) Share-based compensation represents RSUs awarded under the 2026 Incentive Award Plan.

The following table reconciles Diluted Adjusted EPS from the most directly comparable GAAP metric, Diluted EPS, for the periods presented. Diluted Adjusted EPS is based on the Company’s 750,000,000 common shares issued and outstanding and the dilutive impact, computed under the treasury stock method, of 1,702,100 RSUs awarded for the three and six months ended June 30, 2026.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, other than share and per share amounts)	2026	2025	2026	2025
Total Adjusted Segment EBITDA	188.4	152.0	321.3	270.5
Unallocated corporate costs (HQ & other not included in Adjusted Segment EBITDA)	(16.1)	(7.9)	(26.5)	(12.4)

Adjusted EBITDA	172.3	144.1	294.8	258.1
Acquisition and Divestment related gains (losses) - net	(0.5)	(0.7)	(0.7)	(0.4)
Transaction costs	(0.5)	—	(4.6)	—
Transformation costs	(1.8)	(3.1)	(5.3)	(5.7)
IPO and Public market readiness costs	(81.2)	(0.1)	(91.1)	(0.1)
Share-based compensation	(1.1)	—	(1.1)	—

Management adjustments	(85.1)	(3.9)	(102.8)	(6.2)
Other non-cash items	(2.0)	(2.1)	(5.5)	(3.7)
Depreciation and amortization	(40.1)	(37.0)	(78.3)	(72.1)
Other income (expense) - net	3.7	0.9	6.9	1.5
Interest expense and related financing costs - net	(52.9)	(21.5)	(123.7)	(50.1)
Income tax expense	(12.8)	(18.1)	(17.3)	(30.1)

Net income (loss)	(16.9)	62.4	(25.9)	97.4

Diluted EPS	(0.02)	0.08	(0.03)	0.13

Management adjustments	85.1	3.9	102.8	6.2

Adjusted tax effects	(10.8)	(0.9)	(13.9)	(1.4)

Adjusted Net Income*	57.4	65.4	63.0	102.2

Diluted Adjusted EPS	0.08	0.09	0.08	0.14

Weighted-average number of shares outstanding on a diluted basis:	750,050,711	750,000,000	750,025,496	750,000,000

*Adjusted Net Income includes the effect of unrealized foreign currency revaluation gains/losses from external and internal USD loans in EUR functional currency entities. For the three months ended June 30, 2026 and 2025, these amounted to a $(11.9) million loss and $13.8 million gain, respectively, or an unfavourable variance of $(25.7) million. For the six months ended June 30, 2026, and 2025, these amounted to a $(35.4) million loss and $22.0 million gain, respectively, or an unfavourable variance of $(57.4) million.

Selected financial information for each segment is as follows:

	Three Months Ended June 30, 2026

(in millions of $)	Equipment	Services	Total from Reportable Segments
Total revenue	569.3	368.4	937.7
Less: Significant segment expenses regularly provided to the CODM (a)
Cost of goods and services sold	(421.6)	(208.2)	(629.8)
Research and development	(20.6)	(11.3)	(31.9)
Selling, general and administrative expenses	(65.0)	(53.6)	(118.6)
Depreciation and amortization	14.4	12.7	27.1
Other non-cash items (b)	1.2	0.8	2.0
Management adjustments (c)	0.4	0.9	1.3
Other segment items (d)	0.5	0.1	0.6

Adjusted Segment EBITDA (e)	78.6	109.8	188.4

	Three Months Ended June 30, 2025

(in millions of $)	Equipment	Services	Total from Reportable Segments
Total revenue	354.1	305.4	659.5
Less: Significant segment expenses regularly provided to the CODM (a)
Cost of goods and services sold	(251.0)	(180.1)	(431.1)
Research and development	(13.9)	(13.3)	(27.2)
Selling, general and administrative expenses	(35.9)	(40.6)	(76.5)
Depreciation and amortization	11.3	13.3	24.6
Other non-cash items (b)	1.2	0.9	2.1
Management adjustments (c)	0.1	0.5	0.6
Other segment items (d)	0.2	(0.2)	—

Adjusted Segment EBITDA (e)	66.1	85.9	152.0

	Six Months Ended June 30, 2026
(in millions of $)	Equipment	Services	Total from Reportable Segments
Total revenue	891.8	714.7	1,606.5
Less: Significant segment expenses regularly provided to the CODM (a)
Cost of goods and services sold	(662.5)	(402.3)	(1,064.8)
Research and development	(39.3)	(21.5)	(60.8)
Selling, general and administrative expenses	(120.5)	(100.3)	(220.8)
Depreciation and amortization	27.1	25.2	52.3
Other non-cash items (b)	3.3	2.2	5.5
Management adjustments (c)	0.6	1.5	2.1
Other segment items (d)	1.0	0.3	1.3

Adjusted Segment EBITDA (e)	101.5	219.8	321.3

	Six Months Ended June 30, 2025

(in millions of $)	Equipment	Services	Total from Reportable Segments
Total revenue	564.3	589.2	1,153.5
Less: Significant segment expenses regularly provided to the CODM (a)
Cost of goods and services sold	(397.5)	(338.2)	(735.7)
Research and development	(23.8)	(22.6)	(46.4)
Selling, general and administrative expenses	(73.3)	(80.9)	(154.2)
Depreciation and amortization	21.9	26.1	48.0
Other non-cash items (b)	2.1	1.6	3.7
Management adjustments (c)	0.1	0.9	1.0
Other segment items (d)	0.5	0.1	0.6

Adjusted Segment EBITDA (e)	94.3	176.2	270.5

Notes:

(a) Significant segment expenses represent categories that are regularly provided to and used by the CODM to assess performance and allocate resources. These include Cost of equipment and products sold, Cost of services sold, Selling, general and administrative expenses, Research and development expenses, and Other segment items that are not individually significant.

(b) Other non-cash items include amortization expenses of capitalized costs to obtain contracts.

(c) Management adjustments are described above in the reconciliation of Adjusted Segment EBITDA to Net income.

(d) Other segment items represent the residual components of the CODM measure of segment profit that are not otherwise separately disclosed as revenue or significant expense categories. It primarily includes Other operating (income) expense - net and other non-significant cost categories (including certain shared or allocated costs included in segment results) that are reviewed by the CODM in aggregate (e.g., foreign currency transaction gains and losses, gains and losses on asset disposals, and miscellaneous operating items).

(e) Adjusted Segment EBITDA is the CODM’s segment profit measure. Corporate/unallocated costs (“HQ”) are not included in Adjusted Segment EBITDA and are presented in the reconciliation to consolidated Net income.

The above expense categories are derived from internal management reports and may not correspond directly to the line items in the consolidated statements of operations. The reconciliation above represents how segment results reconcile to the consolidated financial statements.